                                                                     EXHIBIT k.3

                     FINANCIAL ACCOUNTING SERVICES AGREEMENT

         THIS AGREEMENT is made as of April 1, 2004, among the parties listed in
Schedule I, as it may be amended from time to time (singularly "Party" and collectively "Parties") and Calamos Asset Management, Inc., an Illinois corporation ("Calamos").

                                    Recitals

         A. Each Party is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a management investment company;

         B. Calamos has the resources to provide accounting services to investment companies; and

         C. The Parties desire to retain Calamos to provide certain accounting services.

                                    Agreement

                  The parties agree as follows:

1.       APPOINTMENT OF CALAMOS AS FUND ACCOUNTANT

         Each Party appoints Calamos as one of its respective accountants on the terms and conditions set forth in this Agreement, and Calamos accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.       SERVICES AND DUTIES OF CALAMOS

         Calamos shall provide the following accounting services to each Party, including but not limited to:

         A. Manage the Party's expenses and expense payment processing.

         B. Monitor the calculation of expense accrual amounts for each Party and make any necessary modifications.

         C. Coordinate any expense reimbursement calculations and payment.

         D. Calculate yields on a Party in accordance with rules and regulations of the Securities and Exchange Commission (the "SEC").

         E. Calculate net investment income dividends and capital gain distributions.

                  (1) Calculate, track and report tax adjustments on all assets of each Party, including but not limited to contingent debt and preferred trust obligations.

                  (2) Prepare excise tax and fiscal year distribution schedules.

                  (3) Prepare tax information required for financial statement footnotes.

                  (4)      Prepare state and federal income tax returns.

                  (5) Prepare specialized calculations of amortization on convertible securities.

                  (6)      Prepare year-end dividend disclosure information.

                  (7)      Coordinate the audits for each Fund.

                  (8)      Prepare financial reporting statements for each Fund.

                  (9)      Prepare regulatory filing.

                 (10) Calculate asset coverage tests for Calamos Convertible and High Income Fund ("CHY") and Calamos Strategic Total Return Fund ("CSQ")

                 (11) Prepare and distribute press releases for CHY and CSQ.

         F. Monitor Morningstar and Lipper quarterly portfolio reporting and monthly NAV reporting.

         G. Calculate trustee deferred compensation plan accruals and valuations.

         H. Prepare Form 1099 information statements for Board members and service providers.

3.       COMPENSATION

         Each Party shall compensate Calamos for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit A hereto (as amended from time to time by written agreement of the parties). Each Party shall pay all fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. Notwithstanding anything to the contrary, amounts owed by a Party to Calamos shall only be paid out of the assets and property of the particular Party involved.

4.       INDEMNIFICATION; LIMITATION OF LIABILITY

         A. Calamos shall exercise reasonable care in the performance of its duties under this Agreement. Calamos shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Party in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond Calamos' control, except a loss arising out of or relating to Calamos' refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if Calamos has exercised reasonable care in the performance of its duties under this Agreement, each Party shall indemnify and hold harmless Calamos, its directors, officers, employees and agents from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that Calamos, its directors, officers, employees and agents may sustain or incur or that may be asserted against Calamos by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, (i) in accordance with the standard of care set forth herein, or (ii) in reliance upon any written or oral instruction provided to Calamos by any duly authorized officer of a Party, such duly authorized officer to be included in a list of authorized officers furnished to Calamos and as amended from time to time in writing by resolution of a Party's Board of Trustees, except for any and all claims, demands, losses, expenses, and liabilities arising directly or indirectly out of or relating to Calamos' refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement.

                  Calamos shall indemnify and hold each Party, its officers, trustees and employees harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that such Party may sustain or incur or that may be asserted against such Party by any person arising directly or indirectly out of any action taken or omitted to be taken by Calamos as a result of Calamos' refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

                  In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, Calamos shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond Calamos' control. Calamos will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of Calamos. Calamos agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of each Party shall be entitled to inspect Calamos' premises and operating capabilities at any time during regular business hours of Calamos, upon reasonable notice to Calamos.

                  Notwithstanding the above, Calamos reserves the right to reprocess and correct administrative errors at its own expense.

         B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification with counsel reasonably satisfactory to indemnitee unless the legal rights and defenses available to indemnitor and indemnitee present a conflict for joint counsel. In the event that the indemnitor so elects to defend indemnitee, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section provided, however, if a conflict of interest arises after the election to defend, indemnitee may select its own counsel and shall be entitled to seek indemnification for expenses. Indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent; provided however, that the indemnitor shall not settle a claim that results in any admission of wrongdoing by indemnitee without indemnitee's prior written consent.

5.       PROPRIETARY AND CONFIDENTIAL INFORMATION

         Calamos agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of each Party all records and other information relative to such Party and prior, present, or potential shareholders of such Party (and clients of said shareholders) including all shareholder trading information, and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Party, which approval shall not be unreasonably withheld when requested to divulge such information by duly constituted authorities, or when so requested by such Party. Calamos acknowledges that it may come into possession of material nonpublic information with respect to a Party and confirms that it has in place effective procedures to prevent the use of such information in violation of applicable insider trading laws.

         Further, Calamos will adhere to the privacy policies adopted by each Party pursuant to Title V of the Gramm-Leach-Bliley Act, as it may be modified from time to time (the "Act"). Notwithstanding the foregoing, Calamos will not share any nonpublic personal information concerning any Party's shareholders with any third party unless specifically directed by such Party or allowed under one of the exceptions noted under the Act.

6.       TERM OF AGREEMENT; AMENDMENT

         This Agreement shall become effective as of the date first written above and will continue in effect until July 31, 2004, and from year-to-year thereafter; this Agreement may be terminated by either party upon giving 60 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. This Agreement may be amended by mutual written agreement of the parties.

7.       RECORDS

         Calamos shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Parties, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. Calamos agrees that all such records prepared or maintained by Calamos relating to the services to be performed by Calamos hereunder are the property of each respective Party and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to such Party on and in accordance with its request. Calamos agrees to provide any records necessary for each Party to comply with its disclosure controls and procedures adopted in accordance with the Sarbanes-Oxley Act. Without limiting the generality of the foregoing, the Calamos shall cooperate with each Party and assist such Party as necessary by providing information to enable the appropriate officers of such Party to execute any certification required under that Act.

8.       GOVERNING LAW

         This Agreement shall be construed in accordance with the laws of the State of Illinois, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Illinois, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

9.       DUTIES IN THE EVENT OF TERMINATION

         In the event that, in connection with termination of this Agreement, a successor to any of Calamos' duties or responsibilities hereunder is designated by the Parties by written notice to Calamos, Calamos will promptly, upon such termination and at the expense of each Party, transfer to such successor all relevant books, records, correspondence and other data established or maintained by Calamos under this Agreement in a form reasonably acceptable to the Parties (if such form differs from the form in which Calamos has maintained the same, each Party shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from Calamos' personnel in the establishment of books, records and other data by such successor.

10.      NO AGENCY RELATIONSHIP

         Nothing herein contained shall be deemed to authorize or empower Calamos to act as agent for the Trust party to this Agreement, nor to conduct business in the name, or for the account, of the other party to this Agreement.

11.      DATA NECESSARY TO PERFORM SERVICES

         The Parties or their agent shall furnish to Calamos the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. If

         Calamos is also acting in another capacity for such Party, nothing herein shall be deemed to relieve Calamos of any of its obligations in such capacity.

12.      ASSIGNMENT

         This Agreement may not be assigned by either party without the prior written consent of the other party.

13.      NOTICES

         Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or upon delivery after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party's address set forth below:

         Notice to Calamos shall be sent to:

                  Calamos Asset Management, Inc.
                  Attention:  General Counsel
                  1111 East Warrenville Road,
                  Naperville, IL  60563-1493

         and notice to the Parties shall be sent to:

                  [NAME OF PARTY]
                  Attention:  Treasurer
                  1111 East Warrenville Road,
                  Naperville, IL  60563-1493

14.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, whether written or oral.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.



CALAMOS INVESTMENT TRUST, ON BEHALF OF ITSELF AND EACH CALAMOS ASSET MANAGEMENT, INC. SERIES THEREUNDER

By: /s/ James S. Hamman                      By: Patrick H. Dudasik
    ------------------------------               -------------------------------

Title: Secretary                             Title: EVP & CFO
       ---------------------------                  ----------------------------

CALAMOS ADVISORS TRUST, ON BEHALF OF
ITSELF AND EACH SERIES THEREUNDER

By: /s/ James S. Hamman
    ------------------------------

Title: Secretary
       ---------------------------

CALAMOS CONVERTIBLE OPPORTUNITIES
AND INCOME FUND

By: /s/ James S. Hamman
    ------------------------------

Title: Secretary
       ---------------------------

CALAMOS CONVERTIBLE AND HIGH INCOME FUND

By:  /s/ James S. Hamman
    ------------------------------

Title: Secretary
       ---------------------------

CALAMOS STRATEGIC TOTAL RETURN FUND

By: /s/ James S. Hamman
    ------------------------------

Title:  Secretary
       ---------------------------

                                    EXHIBIT A
                                     TO THE
                     FINANCIAL ACCOUNTING SERVICES AGREEMENT


                                  FEE SCHEDULE


         Each Party shall pay to Calamos for the services contemplated hereunder the following annual rate based on the daily average net assets of all Parties:

                           0.0175% on the first $1 billion
                           0.0150% on the next $1 billion
                           0.0110% on average net assets in excess of $2 billion

                                   SCHEDULE I


Calamos Investment Trust, a Massachusetts business trust
         Calamos Convertible Fund
         Calamos Growth and Income Fund
         Calamos Market Neutral Fund
         Calamos Growth Fund
         Calamos Global Growth and Income Fund
         Calamos High Yield Fund
         Calamos Value Fund
         Calamos Blue Chip Fund

Calamos Advisors Trust, a Massachusetts business trust
         Calamos Growth and Income Portfolio

Calamos Convertible Opportunities and Income Fund, a Delaware statutory trust

Calamos Convertible and High Income Fund, a Delaware statutory trust

Calamos Strategic Total Return Fund